Government
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Saskatchewan

Supplementary Estimates - November

For the Fiscal Year
Ending March 31
2015

General Revenue Fund
Supplementary Estimates - November
Table of Contents

Introduction	3
Schedule of Voted and Statutory Appropriation	4
Schedule of Budgetary Expenditure	5
Schedule of Capital Investments	6
Schedule of Supplementary Budgetary Appropriation by Type	7
Schedule of Supplementary Budgetary Appropriation by Theme	8
Schedule of Lending and Investing Disbursements	9
Schedule of Debt Redemption	9

Budgetary Appropriation - Executive Branch of Government
Education	10
Government Relations	10
Social Services	11

Budgetary Appropriation - Legislative Branch of Government
Chief Electoral Officer	12
Conflict of Interest Commissioner	12
Information and Privacy Commissioner	12

Summary - Budgetary Appropriation	12

Lending and Investing Activities
Saskatchewan Power Corporation	13
SaskEnergy Incorporated	13

Summary - Lending and Investing Activities	13

Debt Redemption, Sinking Fund and Interest Payments
Debt Redemption	13

Summary - Debt Redemption, Sinking Fund and Interest Payments	13

Introduction

The 2014-15 Supplementary Estimates – November are prepared in accordance with Section 12(1) of The Financial Administration Act, 1993 and include any estimated increases in 2014-15 “To Be Voted” and “Statutory” expenditures, loans, advances and investments to be paid from the General Revenue Fund (GRF).

Funding requests reflect the additional commitments government will undertake during the fiscal year.  The requested funding for each vote is the net amount required after reallocation of voted appropriation not required in other areas of the vote.

The additional funding contained in the 2014-15 Supplementary Estimates – November includes an appropriation already provided by special warrant.  Clause 14(3)(b) of The Financial Administration Act, 1993 requires that special warrant appropriations be “submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply”.

The 2014-15 Supplementary Estimates – November contain schedules similar in format to those included in the 2014-15 Estimates.

The detail section of the 2014-15 Supplementary Estimates – November, beginning on page 10, uses the vote, subvote and allocation structure from the 2014-15 Estimates with the exception of the Ministries of Central Services, and Parks, Culture and Sport which have been adjusted to reflect Order in Council #284/2014.

The subvote descriptions provided in the
2014-15 Estimates apply to the 2014-15 Supplementary Estimates – November; however, subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates – November.

Descriptions for new votes and subvotes are incorporated into the explanation for the additional funding.

The General Principles, Budget and Spending Control, Budget Principles and Glossary of Terms outlined in the 2014-15 Estimates apply to the 2014-15 Supplementary Estimates – November.

Schedule of Voted and Statutory Appropriation
(thousands of dollars)

				Supplementary		Revised
	Estimated			Estimates		Estimates
	Voted		Statutory	Voted	Statutory	Voted	Statutory	Total
	2014-15		2014-15	2014-15	2014-15	2014-15	2014-15	2014-15
Ministries and Agencies
Advanced Education	817,437		48	-	-	817,437	48	817,485
Agriculture	370,707		48	-	-	370,707	48	370,755
Central Services	63,248	1	48	-	-	63,248	48	63,296
Economy	281,610		96	-	-	281,610	96	281,706
Education	1,470,042		307,845	33,026	-	1,503,068	307,845	1,810,913
Environment	161,557		48	-	-	161,557	48	161,605
Executive Council	17,892		133	-	-	17,892	133	18,025
Finance	219,132		152,537	-	-	219,132	152,537	371,669
Finance Debt Servicing	-		285,000	-	-	-	285,000	285,000
Government Relations	466,187		48	94,410	-	560,597	48	560,645
Health	5,023,725		96	-	-	5,023,725	96	5,023,821
Highways and Infrastructure	664,415		48	-	-	664,415	48	664,463
Innovation Saskatchewan	11,590		-	-	-	11,590	-	11,590
Justice	577,620		17,545	-	-	577,620	17,545	595,165
Labour Relations and Workplace Safety	18,660		-	-	-	18,660	-	18,660
Parks, Culture and Sport	158,653	1	1,697	-	-	158,653	1,697	160,350
Public Service Commission	34,676		-	-	-	34,676	-	34,676
Saskatchewan Research Council	20,343		-	-	-	20,343	-	20,343
SaskBuilds Corporation	12,075		-	-	-	12,075	-	12,075
Social Services	962,938		48	29,650	-	992,588	48	992,636
Water Security Agency	17,544		-	-	-	17,544	-	17,544

Legislative Assembly and its Officers
Advocate for Children and Youth	2,291		232	-	-	2,291	232	2,523
Chief Electoral Officer	-		4,605	-	1,177	-	5,782	5,782
Conflict of Interest Commissioner	150		-	272	-	422	-	422
Information and Privacy Commissioner	1,147		-	121	-	1,268	-	1,268
Legislative Assembly	9,571		17,781	-	-	9,571	17,781	27,352
Ombudsman	3,178		232	-	-	3,178	232	3,410
Provincial Auditor	8,530		222	-	-	8,530	222	8,752

Budgetary Appropriation	11,394,918		788,357	157,479	1,177	11,552,397	789,534	12,341,931

1	Responsibility for Saskatchewan Archives Board is assigned to the Ministry of Parks, Culture and Sport pursuant to Order in Council #284/2014.
2
$111K previously provided by special warrant. The Financial Administration Act 1993 requires that special warrant appropriations be "submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply".

Schedule of Budgetary Expenditure
(thousands of dollars)

		Supplementary	Revised			Forecasted
	Estimated	Estimates	Estimates	Adjustments	1	Expenditure
	2014-15	2014-15	2014-15	2014-15		2014-15

Ministries and Agencies
Advanced Education	817,485	-	817,485	-		817,485
Agriculture	370,755	-	370,755	-		370,755
Central Services	63,296	-	63,296	-		63,296
Economy	281,706	-	281,706	-		281,706
Education	1,777,887	33,026	1,810,913	-		1,810,913
Environment	161,605	-	161,605	-		161,605
Executive Council	18,025	-	18,025	-		18,025
Finance	371,669	-	371,669	-		371,669
Finance Debt Servicing	285,000	-	285,000	(15,000)		270,000
Government Relations	466,235	94,410	560,645	-		560,645
Health	5,023,821	-	5,023,821	-		5,023,821
Highways and Infrastructure	664,463	-	664,463	-		664,463
Innovation Saskatchewan	11,590	-	11,590	-		11,590
Justice	595,165	-	595,165	-		595,165
Labour Relations and Workplace Safety	18,660	-	18,660	(300)		18,360
Parks, Culture and Sport	160,350	-	160,350	-		160,350
Public Service Commission	34,676	-	34,676			34,676
Saskatchewan Research Council	20,343	-	20,343	-		20,343
SaskBuilds Corporation	12,075	-	12,075	-		12,075
Social Services	962,986	29,650	992,636	-		992,636
Water Security Agency	17,544	-	17,544	-		17,544

Legislative Assembly and its Officers
Advocate for Children and Youth	2,523	-	2,523	-		2,523
Chief Electoral Officer	4,605	1,177	5,782	-		5,782
Conflict of Interest Commissioner	150	272	422	-		422
Information and Privacy Commissioner	1,147	121	1,268	-		1,268
Legislative Assembly	27,352	-	27,352	(250)		27,102
Ombudsman	3,410	-	3,410	-		3,410
Provincial Auditor	8,752	-	8,752	-		8,752

Budgetary Expenditure	12,183,275	158,656	12,341,931	(15,550)		12,326,381

1 Adjustments include (in thousands of dollars):
Voted Appropriation forecasted to be unutilized	(300)
Forecasted reduction in Statutory Appropriation requirement	(15,250)
	(15,550)

Schedule of Capital Investments
(thousands of dollars)

		Supplementary			Forecasted
	Estimates	Estimated	Adjustments	1	Expenditure
	2014-15	2014-15	2014-15		2014-15

Capital Asset Acquisitions
Agriculture	1,500	-	-		1,500
Central Services	33,273	-	-		33,273
Economy	7,860	-	-		7,860
Education	21,133	-	(4,600)		16,533
Environment	6,520	-	-		6,520
Executive Council	1,112	-	-		1,112
Finance	2,200	-	-		2,200
Government Relations	2,160	-	-		2,160
Health	43,740	-	-		43,740
Highways and Infrastructure	373,832	-	-		373,832
Justice	37,691	-	-		37,691
Labour Relations and Workplace Safety	100	-	-		100
Parks, Culture and Sport	13,299	-	-		13,299
Social Services	11,135	500	-		11,635

Capital Asset Acquisitions	555,555	500	(4,600)		551,455

Capital Transfer Payments
Advanced Education	32,600	-	-		32,600
Agriculture	1,000	-	-		1,000
Education	82,189	18,135	-		100,324
Government Relations	74,111	-	(3,002)		71,109
Health	51,115	-	-		51,115
Highways and Infrastructure	31,388	-	-		31,388
Justice	3,509	-	-		3,509
Parks, Culture and Sport	50,568	-	-		50,568
Social Services	4,900	-	-		4,900

Capital Transfer Payments	331,380	18,135	(3,002)		346,513

Capital Investments	886,935	18,635	(7,602)		897,968

1 Forecasted reallocations between capital (asset acquisitions and capital transfers) and non-capital appropriations and expenditure reductions or savings.

Schedule of Supplementary Budgetary Appropriation by Type
Supplementary Estimates - November
(thousands of dollars)

	Government Delivered Programs			Transfers

				Transfers for Public Service			2014-15
	Salaries and	Goods and	Capital Asset			Transfers to	Supplementary
	Benefits	Services	Aquisitions	Operating	Capital	Individuals	Appropriation
Ministries and Agencies
Education	-	1,600	-	13,291	18,135	-	33,026
Government Relations	1,997	4,936	-	1,982	-	85,495	94,410
Social Services	-	900	500	-	-	28,250	29,650
Legislative Assembly and its Officers
Chief Electoral Officer	-	1,177	-	-	-	-	1,177
Conflict of Interest Commissioner	74	198	-	-	-	-	272
Information and Privacy Commissioner	68	53	-	-	-	-	121

Supplementary Budgetary Appropriation	2,139	8,864	500	15,273	18,135	113,745	158,656

"To Be Voted" Budgetary Appropriation	2,139	7,687	500	15,273	18,135	113,745	157,479
"Statutory" Budgetary Appropriation	-	1,177	-	-	-	-	1,177

Schedule of Supplemental Budgetary Appropriation by Theme
(thousands of dollars)

	Theme
				Protection of	Social	2014-15
	Community			Persons &	Services &	Supplementary
	Development	Education	Other	Property	Assistance	Appropriation
Ministsries and Agencies
Education	-	33,026	-	-	-	33,026
Government Relations	1,982	-	-	92,428	-	94,410
Social Services	-	-	-	-	29,650	29,650
Legislative Assembly and its Officers
Chief Electoral Officer	-	-	1,177	-	-	1,177
Conflict of Interest Commissioner	-	-	272	-	-	272
Information and Privacy Commissioner	-	-	-	121	-	121

Supplemental Estimates 2014-15	1,982	33,026	1,449	92,549	29,650	158,656

Schedule of Lending and Investing Disbursements
(thousands of dollars)

	Original
	Estimated	Forecasted	Change
	2014-15	2014-15	2014-15

Crown Corporations - Loans
Municipal Financing Corporation of Saskatchewan	53,300	53,300	-
Saskatchewan Power Corporation	676,700	938,700	262,000
Saskatchewan Telecommunications Holding Corporation	133,500	77,400	(56,100)
Saskatchewan Water Corporation	10,000	3,100	(6,900)
SaskEnergy Incorporated	88,900	152,200	63,300

Crown Corporations - Loans	962,400	1,224,700	262,300

Other - Loans
Advanced Education	54,000	54,000	-
Economy	4,500	3,500	(1,000)

Other - Loans	58,500	57,500	(1,000)

Loans	1,020,900	1,282,200	261,300

Investments
Contributions to Sinking Funds	101,192	101,721	529
Sinking Fund Redemptions of Crown Corporations	6,578	6,361	(217)

Investments	107,770	108,082	312

Disbursements	1,128,670	1,390,282	261,612

Schedule of Debt Redemption
(thousands of dollars)

	Estimated	Forecasted	Change
	2014-15	2014-15	2014-15

Debt Redemption
Government General Debt	837,972	837,972	-
Crown Corporation General Debt	3,700	28,000	24,300
Government Business Enterprise Specific Debt	109,274	109,274	-

	950,946	975,246	24,300

General Revenue Fund
Supplementary Estimates - November
For the Fiscal Year Ending March 31, 2015
(thousands of dollars)

		Supplementary
		Estimates
		2014-15
Budgetary Appropriation

Executive Branch of Government

Education - Vote 5

Central Management and Services (ED01)
Central Services	800
Accommodation Services	800	1,600

K-12 Education (ED03)
School Operating	13,200
School Capital	18,135	31,335

Early Years (ED08)
Early Childhood intervention Programs		91
		33,026

Additional funding is required to secure nine new school sites in Regina, Saskatoon, Martensville and Warman; alleviate the shortfall resulting from the Education Property Tax reconciliation; provide increases in school operating grants to reflect increased enrolment; fund additional expenses related to the Joint Use School Project; and accommodate additional rent and courier expenses.

Government Relations - Vote 30

First Nations and Métis Engagement (GR12)
First Nations Gaming Agreements		1,982

Public Safety (GR11)
Provincial Disaster Assistance Program		92,428
		94,410

Additional funding is required for the Provincial Disaster Assistance Program related to 2014 claims, outstanding prior-year claims and administration, and increased gaming agreement payments related to higher-than-expected casino income in 2013-14.

Supplementary Estimates - November
Continued
(thousands of dollars)

		Supplementary
		Estimates
		2014-15
Social Services - Vote 36

Central Management and Services (SS01)
Central Services	900
Accommodation Services	500	1,400

Child and Family Services (SS04)
Child and Family Program Maintenance and Support		11,800

Income Assistance and Disability Services (SS03)
Saskatchewan Assistance Program	6,000
Saskatchewan Assured Income for Disability	10,450	16,450
		29,650

Additional funding is required to respond to an increased caseload of people with disabilities and to adjust the cost of cases; increased costs of providing supports to families and caregivers, particularly for children with complex medical and behavioural needs; as well as pressures in emergency fire and flood evacuation costs and construction costs to accommodate clients with intellectual disabilities.

Supplementary Estimates - November
Continued
(thousands of dollars)

		Supplementary
		Estimates
		2014-15
Legislative Branch of Government

Chief Electoral Officer - Vote 34

Chief Electoral Officer (CE01)
Chief Electoral Officer - Statutory		1,177
Amounts in this subvote are "Statutory".		1,177

Additional statutory funding is required for the Lloydminster by-election and to relocate the head office of the Chief Electoral Officer.

Conflict of Interest Commissioner - Vote 57

Conflict of Interest Commissioner (CC01)
Conflict of Interest Commissioner		272
		272

Additional funding is required for The Lobbyists Act which was passed on April 2, 2014.

Information and Privacy Commissioner - Vote 55

Information and Privacy Commissioner (IP01)
Information and Privacy Commissioner		121
		121

Additional funding is required to ensure that the Information and Privacy Commissioner is able to respond to incoming requests for review and breach of privacy investigations, and three additional FTEs to support the Commissioner. Funding is also required for additional accommodation charges.

Summary - Budgetary Appropriation

"To Be Voted"		157,479
"Statutory"		1,177

Total Budgetary Appropriation		158,656

Amount Provided by Special Warrant	111
Additional Funding Required	158,545

Supplementary Estimates - November
Continued
(thousands of dollars)

		Supplementary
		Estimates
		2014-15
Lending and Investing Activities

Saskatchewan Power Corporation - Vote 152
Loans (PW01) - Statutory		262,000
Amounts in this vote are "Statutory".		262,000

SaskEnergy Incorporated - Vote 150
Loans (SE01) - Statutory		63,300
Amounts in this vote are "Statutory".		63,300

Summary - Lending and Investing Activities

"To Be Voted"		-
"Statutory"		325,300
Total Lending and Investing Activities		325,300

Amount Provided by Special Warrant	-
Additional Funding Required	325,300

Debt Redemption, Sinking Fund and Interest Payments

Debt Redemption - Vote 175
Crown Corporation General Debt - Statutory		24,300
Amounts in this vote are "Statutory".		24,300

Summary -Debt Redemption, Sinking Fund and Interest Payments

"To Be Voted"		-
"Statutory"		24,300
Total Debt Redemption, Sinking Fund and Interest Payments		24,300

Amount Provided by Special Warrant	-
Additional Funding Required	24,300